Exhibit 99.1

NEW ERA ENERGY & DIGITAL, INC. RECEIVES NASDAQ STAFF DETERMINATION LETTER

~Company will request a hearing, which request will stay any further action by Nasdaq~

MIDLAND, Texas–September 5, 2025. New Era Energy & Digital, Inc. (Nasdaq: NUAI) (the “Company”), announced today that on September 3, 2025, the Company received notice (the “Notice”) from the Staff indicating that the Company had not regained compliance with the MVLS Rule as of September 2, 2025, which requires that the Company maintain a market value of listed securities of at least $50 million, and that the Company was therefore subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq at least pending the ultimate conclusion of the hearing process.

At the hearing, the Company intends to present its plan to evidence compliance with the applicable continued listing criteria; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to achieve compliance within any extension that may be granted by the Panel. The Company is considering all options available to it to regain compliance with the applicable listing rules, including but not limited to (i) raising additional capital through its equity line or other sources in order to increase the shareholders equity of the Company in excess of $2.5 million (plus an appropriate burn rate) and/or (ii) issuing additional shares of common stock through a PIPE or similar transaction in order to achieve at least $35 million of MVLS (the MVLS threshold for the Nasdaq Capital Markets tier). In that event, and assuming other listing requirements are met, the Company would seek to move to the Nasdaq Capital Markets.

About New Era Energy & Digital, Inc.

New Era Energy & Digital, Inc. (Nasdaq: NUAI) is a next-generation platform delivering integrated solutions across energy, power, and digital infrastructure. The Company controls over 137,000 acres in Southeastern New Mexico with helium and natural gas reserves. Through its joint venture, Texas Critical Data Centers (TCDC, www.texascriticaldatacenters.com), New Era is advancing a scalable, up to 1GW AI and high-performance computing (HPC) campus to meet surging demand for compute capacity and energy-efficient infrastructure. For more information, visit www.newerahelium.com, and follow on LinkedIn and X.

Investor and Media Contact:

Investor Relations

Jonathan.Paterson@harbor-access.com

Tel +1 475 477 9401

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: (a) our ability to effectively operate our business segments; (b) our ability to manage our research, development, expansion, growth and operating expenses; (c) our ability to evaluate and measure our business, prospects and performance metrics; (d) our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry; (e) our ability to respond and adapt to changes in technology and customer behavior; (f) our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and (g) other factors (including the risks contained in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.